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                                                                      Exhibit  3
                                                                      ----------

                                    By-Laws

                                      OF

                         MATERIAL SCIENCES CORPORATION

                            (Revised June 17, 1998)


                                   ARTICLE I

                                    Offices

          SECTION 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington County of New Castle and the name of its registered agent is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

          SECTION 1.2 Other Offices. The Corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           Meetings of Stockholders

          SECTION 2.1 Annual Meeting. The annual meeting of the Stockholders shall be held at 10:00 a.m. on the third Friday in June in each year (if not a legal holiday, or, if a legal holiday, then on the next succeeding business day) or at such other time or date as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of Stockholders as soon thereafter as convenient.

          SECTION 2.2 Special Meetings. Except as otherwise prescribed by statute or the Certificate of Incorporation, special meetings of the Stockholders, for any purpose or purposes may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office, or at the request in writing of Stockholders owning at least the number of shares of the Corporation

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issued and outstanding and entitled to caste a majority of the votes at such meeting. Any such written request shall state the purpose or purposes of the proposed meeting and may designate the location thereof.

          SECTION 2.3 Place of Meetings. Each meeting of the Stockholders for the election of Directors shall be held at the principal office of the Corporation in Elk Grove Village, Illinois, unless the Chairman of the Board, a majority of the Directors then holding office, or Stockholders entitled to cast not less than a majority of the votes at the meeting shall designate any other place, within or without the State of Delaware, as the place of such meeting. Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2.2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2.4 Notice of Meetings. Written or printed notice stating the place and time of each annual or special meeting of the Stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given no less than ten days nor more than sixty (60) days before the date of the meeting.

          When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

          SECTION 2.5 Meeting of all Stockholders. If all of the Stockholders of the Corporation entitled to vote shall meet at any time and place, either within or without the state of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice and any corporate action may be taken at such meeting.

          SECTION 2.6 Stockholder List. At least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such Stockholder and the number of shares registered in the name of each such Stockholder, shall be prepared by the officer who has charge of the stock ledger of the Corporation. Such list shall be open to examination of any Stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at the office of the Corporation in Chicago, Illinois, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection by any Stockholder who may be present.

          SECTION 2.7 Quorum. The holders of capital stock of the Corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the Stockholders of the Corporation for the transaction of business, except as otherwise provided by Delaware law, the Certificate of Incorporation or these By-Laws. If, however, such quorum shall not be present or represented at

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any meeting of the Stockholders, the Stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represent ed, any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 2.8 Proxies. At every meeting of the Stockholders, each Stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to such meeting, unless such proxy provides for a longer period, and it shall be filed with the Secretary of the Corporation before, or at the time of the meeting.

          SECTION 2.9 Voting. Unless the Certificate of Incorporation provides otherwise, at every meeting of Stockholders, each Stockholder shall be entitled to one vote for each share of stock of the Corporation entitled to vote thereat and registered in the name of such Stockholder on the books of the Corporation on the pertinent record date. When a quorum is present at any meeting of the Stockholders the vote of the holders of capital stock of the Corporation having a majority of the voting power thereof, represented at such meeting in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by provision of Delaware law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such provision shall govern and control the decision of such question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

          SECTION 2.10 Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by such person's administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

          SECTION 2.11 Cumulative Voting. Subject to the provisions of the next sentence, at all elections of directors of the Corporation, each Stockholder shall be entitled to cumulate his votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No Stockholder shall be entitled to cumulate his votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any Stockholder has given notice at the meeting prior to the voting of such Stockholder's intention to cumulate his votes. The

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candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

          SECTION 2.12 Action Without Meeting Prohibited. As provided in the Certificate of Incorporation, no action required to, or which may, be taken at an annual or special meeting of Stockholders of the Corporation may be taken without a meeting, and the power of the Stockholders of the Corporation to act by written consent, whether pursuant to Section 228 of the General Corporation Law of the State of Delaware or otherwise, is specifically denied.

          SECTION 2.13 Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

          SECTION 2.14 Advance Notice of Nominations. Subject to such rights of the holders of any class or series of preferred stock as shall be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such class or series, only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the Stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation entitled to vote at such meeting in the election of directors who complies with the requirements of this Section 2.14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. A Stockholder's notice to the Secretary shall set forth (x) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person, and (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected and
(y) as to the Stockholder giving

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the notice, (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the number of shares of each class of voting stock of the Corporation which are then beneficially owned by the Stockholder. The presiding officer of the meeting of Stockholders shall determine whether the requirements of this Section 2.14 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 2.14, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

          SECTION 2.15 Advance Notice of Stockholder Proposals. At any annual meeting of Stockholders and effective as of any Stockholder meeting subsequent to the 1998 annual Stockholder meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation who complies with the requirements of this
Section 2.15 and as shall otherwise be proper subjects for Stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (w) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business and any other Stockholders known by such Stockholder to be supporting such proposal, (y) the class and number of shares of the Corporation's stock which are beneficially owned by the Stockholder on the date of such notice and
(z) any financial interest of the Stockholder in such proposal. The presiding officer of the annual meeting shall determine whether the requirements of this
Section 2.15 have been met with respect to any Stockholder proposal. If the presiding officer determines that a Stockholder proposal was not made in accordance with the terms of this Section 2.15, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

          At a special meeting of Stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.

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                                  ARTICLE III

                                   Directors
                                   ---------

          SECTION 3.1 Number and election. The number of Directors which shall constitute the whole Board of Directors shall be as fixed from time to time by a resolution adopted by a majority of the Directors then in office; provided, however, that no decrease in the number of directors constituting the whole Board of Directors shall shorten the term of any incumbent Director. Directors shall be elected annually by the Stockholders as provided in Section 2.1 or in accordance with Section 3.2 of these By-Laws and each Director elected shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of Delaware or Stockholders of this Corporation.

          SECTION 3.2 Resignations and Vacancies. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the Stockholders any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any Director or otherwise, or any new Directorship is created by an increase in the authorized number of Directors by resolution pursuant to Section 3.1 of these By-Laws, a majority of the Directors then in office, although less than a quorum, may choose a successor, or fill the newly created Directorship, and the Director so chosen shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

          SECTION 3.3 Removal. Any Director may be removed, with or without cause, at any meeting of the Stockholders, by the affirmative vote of the holders of capital stock of the Corporation having a majority of the voting power thereof, and the vacancy in the Board of Directors caused by such removal may be filled by the Stockholders at such meeting; provided, however, that no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

          SECTION 3.4 Management of Affairs of Corporation. The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Delaware law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by Stockholders. In case the Corporation shall transact any business or enter into any contract with a Director, or with any firm of which one or more of its Directors are members, or with any trust, firm, corporation or association in which any Director is a Stockholder, director or officer or otherwise interested, the officers of the Corporation and the Directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining Directors prior to any

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authorization of the transaction by the Board of Directors. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

          SECTION 3.5 Dividends and Reserves. Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

          SECTION 3.6 Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the Stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

          SECTION 3.7 Special Meetings. Special meetings of the Board of Directors may be called by or at the request the Chairman of the Board, the President, any vice president, the Secretary, any assistant secretary or any two Directors, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting and notice thereof shall be given as provided in Section 3.8 of these By-Laws.

          SECTION 3.8 Notice of Special Meetings. Except as otherwise prescribed by Delaware law, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two days prior to the time of holding the meeting. Any Director may waive notice of any meeting.

          SECTION 3.9 Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware law or these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 3.10 Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, any member of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

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          SECTION 3.11 Presumption of Assent. Unless otherwise provided by
Delaware law, a Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

          SECTION 3.12 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 3.13 Executive Committee. The Board of Directors may, by resolution passed by a majority of the number of Directors fixed by these By-Laws, designate one or more Directors of the Corporation to constitute an Executive Committee, which, except to the extent otherwise provided in the resolution designating the Executive Committee and by Delaware law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

          SECTION 3.14 Other Committees. The Board of Directors may, by resolution passed by a majority of the number of Directors fixed by these By-Laws, designate such other committees as it may from time to time determine. Each such committee shall consist of such number of Directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

          SECTION 3.15 Alternates. The Board of Directors may from time to time designate from among the Directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

          SECTION 3.16 Quorum and Manner of Acting - Committees. The presence of a majority of the designated members of any committee shall constitute a quorum for the transaction of business at any meeting of much committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.

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          SECTION 3.17 Committee Chairmen, Books and Records. The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

          Each committee shall keep a record of its acts and proceedings and all actions of each committee shall be reported to the Board of Directors at its next meeting.

          Each committee shall fix its own rules of procedure not inconsistent with these By-Laws or the resolution of the Board or Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

          SECTION 3.18 Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of the Board of Directors may be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.19 Reliance Upon Records. Every Director of the Corporation, and every member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.15 of these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the Corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the Corporation might lawfully be purchased or redeemed.


                                  ARTICLE IV

                                    Notices
                                    -------

          SECTION 4.1 Manner of Notice. Whenever under the provisions of Delaware law, the Certificate of Incorporation or these By-Laws notice is required to be given to any Stockholder, Director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mail, first class, postage prepaid, addressed (or by delivering it to a

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telegraph company, charges prepaid, for transmission) to such Stockholder,
Director or member either at the address of such Stockholder, Director or member as it appears on the books of the Corporation or, in the case of such a Director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mail (or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of Stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these By-Laws.

          SECTION 4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of Delaware law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors or Committee of Directors need be specified in any written waiver of notice unless so required by Delaware law, the Certificate of Incorporation or these By-Laws.


                                   ARTICLE V

                                   Officers
                                   --------

          SECTION 5.1 Offices and Official Positions. The officers of the Corporation shall be a Chairman of the Board or a President, or both, one or more Vice Presidents (the rank and number thereof to be determined by the Board of Directors), a Secretary, a Chief Financial Officer and such assistant secretaries, assistant treasurers, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a Director or a Stockholder of the Corporation or a resident of the State of Delaware. The Board of Directors may from time to time establish and abolish official positions within any divisions into which the business and operations of the Corporation may be divided pursuant to Section
6.1 of these By-Laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the Corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

          SECTION 5.2 Election and Terms of Office. The officers of the Corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual

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meeting of the Stockholders. If the election of officers shall not be held at such meeting of the Board of Directors, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

          SECTION 5.3 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors then in office at any regular or special meeting of the Board of Directors; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5.4 Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

          SECTION 5.5 Chairman of the Board. The Board of Directors may, in its discretion, elect a Chairman of the Board, who, unless otherwise determined by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present and shall exercise and perform any other powers and duties assigned to him by the Board of Directors or prescribed by the By-Laws. If the office of President is vacant, the Chairman of the Board shall be the general manager and chief executive officer of the Corporation and shall exercise the duties of the President as set forth in Section 5.6.

          SECTION 5.6 President. Subject to any supervisory powers, if any, that may be given by the Board of Directors or the By-Laws to the Chairman of the Board, if there be such an officer, the President shall be the Corporation's general manager and chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the Corporation. Unless otherwise determined by the Board of Directors, he shall preside as chairman at all meetings of the Stockholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a Corporation; shall have any other powers and duties that are prescribed by the Board of Directors or the By-Laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

          SECTION 5.7 Vice Presidents. In the absence or disability of the chief executive officer, the vice-presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the vice president designated by the Board of Directors, or if there has been no such designation, the vice president designated by the chief executive officer shall perform all the duties of the chief executive officer and when so acting, shall have all the powers of, and be subject to all the restrictions on, the chief executive officer. Each vice president shall have any of the powers and perform any other duties that from time to time may be prescribed for him by the Board of Directors. or the By-laws or the chief executive officer.

          SECTION 5.8 Secretary. The Secretary shall keep or cause to be kept a book of minutes of all meetings and actions by written consent of all directors, Stockholders and committees of the Board of Directors. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine whether the meeting was held in accordance with law and these By-Laws and the actions taken thereat. The Secretary shall keep or cause to be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar, a record of the Stockholders of the Corporation giving the names and addresses of all Stockholders and the number and class of shares held by each. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders, Directors and committees required to be given under these By-Laws or by law, shall keep or cause the keeping of the corporate seal in safe custody and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the By-laws or the chief executive officer. If the Secretary refused or fails to give notice of any meeting lawfully called, any other officer of the Corporation may give notice of such meeting.

          SECTION 5.9 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account. The Chief Financial Officer shall cause all money and other valuables in the name and to the credit of the Corporation to be deposited at the depositories designated by the Board of Directors or any person authorized by the Board of Directors to designate such depositories. He shall render to the chief executive officer and Board of Directors, when either of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the By-Laws or the chief executive officer.

          SECTION 5.10 Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform all functions and duties which the Secretary or Chief Financial Officer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his office. In addition, an assistant secretary or an assistant treasurer, as thereto authorized by the Board of Directors, may sign with the Chairman of the Board, the President, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Chief Financial Officer, respectively, or by the Chairman of the Board, the President or by the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors shall determine.

          SECTION 5.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the Corporation.


                                  ARTICLE VI

                                   Divisions
                                   ---------

          SECTION 6.1 Divisions of the Corporation. The Board of Directors shall have the power to create and establish such operating divisions of the Corporation as it may from time to time deem advisable.

          SECTION 6.2 Official Positions within a Division. The President may appoint individuals, whether or not they are officers of the Corporation, to, and may, with or without cause, remove them from, official positions established within a division, but not filled by the Board of Directors.


                                  ARTICLE VII

                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

          SECTION 7.1 Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confined to specific instances.

          SECTION 7.2 Loans. No loans shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 7.3 Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

          SECTION 7.4 Deposits. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                   Certificates of Stock and their Transfer
                   ----------------------------------------

          SECTION 8.1 Certificates of Stock. The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity, if any, to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation.

          SECTION 8.2 Lost, Stolen or Destroyed Certificates. The Board of Directors, in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative to advertise the same in such manner as it shall require and or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 8.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment-of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice (including the provisions of Article IX of these By-Laws, if applicable) and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

          SECTION 8.4 Restrictions on Transfer. Any Stockholder may enter into an agreement with other Stockholders or with the Corporation providing for reasonable limitation or restriction on the right of such Stockholder to transfer shares of capital stock of the corporation held by him. Any such limitation or restriction on the transfer of shares of this Corporation may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the Corporation or the transfer agent, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

          SECTION 8.5 Fixing Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 8.6 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE IX

                Restrictions on Transfer of Common Stock Series
             Issued Pursuant to Corporation's Stock Purchase Plan
             ----------------------------------------------------

          SECTION 9.1 Applicability. The provisions of this Article IX shall apply to shares of each series of Common Stock (including, without limitation, shares of the Corporation's Series B Common Stock) issued by the Corporation to persons pursuant to its Stock Purchase Plan as heretofore and hereafter amended (hereinafter in this Article IX, such shares are referred to as the "Series Common Stock"); provided, however, that the provisions and restrictions of this Article IX shall not apply to any shares of Common Stock into which the shares of Series Common Stock may have been converted pursuant to the terms of such Series Common Stock.

          SECTION 9.2 Consent to Transfer. No holder of Series Common Stock shall transfer, assign, pledge, encumber or otherwise dispose of any shares of Series Common Stock without the prior written approval of the Corporation. Such approval, however, shall not be required with respect to any of the following transactions:

          (i) gratuitous transfer of any or all of the Series Common Stock to the members of the holder's immediate family (i.e., spouse or children) or to a trust established for the benefit of one or more such family members;

          (ii) transfer of any or all of the Series Common Stock to the heirs or legatees of the holder by will or the laws of intestate succession;

          (iii) pledge of Series Common Stock with the Corporation as security for the payment of the purchase price; or

          (iv) conversion of Series Common Stock into shares of Common Stock of the Corporation in accordance with the provisions of the Certificate of Determination of Preferences relating to such Series Common Stock.

          Any individual to whom Series Common Stock is transferred by means of a transaction specified in i) or (ii) above and any individual to whom Series Common Stock is transferred with the prior written approval of the Corporation shall be bound by all the terms and provisions of these By-Laws applicable to Series Common Stock, and no such transferee of Series Common Stock shall be entered on the records of the Corporation as a holder of Series Common Stock unless such transferee files with the Corporation a written acknowledgment of the applicability of these By-Laws to his Series Common Stock.

          SECTION 9.3 Right of First Refusal. In the event any holder of Series Common Stock desires to accept a bone fide third-party offer to purchase any or all of the Series Common Stock held by him (such shares to be hereafter called the "Target Shares"), the holder shall promptly i) deliver to the Secretary of the Corporation written notice of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of applicable federal and state securities laws.

          SECTION 9.4 Exercise of Right. The Corporation shall, for a period of thirty (30) days following receipt of the notice of intended disposition, have the right to purchase any or all of the Target Shares upon substantially the same terms and conditions specified in such notice.

However, should the third party offer involve other than cash consideration for the Target Shares, then the Board of Directors shall have the authority to make a good faith determination of the fair market value of the offered consideration and may effect the purchase of the Target Shares by making a cash payment equal to the value of the offered consideration as determined by the Board of Directors. The Corporation's repurchase right shall be exercisable by written notice delivered to the holder of the Target Shares prior to the expiration of the thirty (30) day exercise period. If such right is exercised, the Corporation shall effect its purchase of the Target Shares, including payment of the purchase price, not more than thirty (30) days thereafter; and at such time the holder of the Target Shares shall deliver to the Corporation the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer.

          SECTION 9.5 Non-Exercise of Right. In the event written notice of exercise of the purchase right is not given to the holder of the Target Shares within thirty (30) days following the date of the Corporation's receipt of the notice of intended disposition, the holder shall, for a period of thirty (30) days thereafter have the right to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third party purchaser than those specified in the notice of intended disposition given to the Corporation; provided, however, that the holder must first obtain the Corporation's written approval of the sale or disposition in accordance with Section 9.2 above and effect such sale or disposition in compliance with applicable federal and state securities laws and not in contravention of any contractual restrictions to which the holder is bound. The third party purchaser shall acquire the Target Shares subject to the terms and provisions of these By-Laws applicable to Series Common Stock and shall not make any subsequent disposition of the Target Shares without complying with such terms and provisions. The third party purchaser shall not be entered on the records of the Corporation as a holder of the Target Shares unless such individual files with the Corporation a written acknowledgment of the applicability of these By-Laws to his Series Common Stock. In the event the holder does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Corporation's right of first refusal shall continue to be applicable to any sub-sequent disposition of the Target Shares by the holder.

          SECTION 9.6 Assignment. The Corporation may assign its purchase rights under these By-Laws to any person or entity selected by the Board of Directors.

          SECTION 9.7 Legend. All certificates representing shares of Series Common Stock shall be endorsed with the following legend:

          "The shares represented by this certificate are subject to certain restrictions on transfer and repurchase rights in favor of the Corporation. Such repurchase rights and transfer restrictions are set forth in the Corporation's By-Laws, and a copy of the applicable provisions of the By-Laws may be obtained upon written request to the Secretary of the Corporation."

          SECTION 9.8 Notices. Any notice required in connection with the exercise of the Corporation's right of first refusal or in connection with the disposition of any Series Common Stock shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address of record.

          SECTION 9.9 Contractual Restrictions. The restriction on the transferability of the Series Common Stock imposed by these By-Laws shall not preclude the Corporation from imposing additional restrictions on transferability as a condition for the issuance of one or more shares of Series Common Stock.

                                   ARTICLE X

                                Indemnification
                                ---------------

          SECTION 10.1 General. Each person who at any time is or shall have been a Director, officer, employee or agent of this Corporation, or is or shall have been serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and the heirs, executors arid administrators of any such person shall be indemnified by this Corporation in accordance with and to the full extent permitted by the Delaware General corporation Law as in effect from time to time.

          If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this By-Law or as amended from time to time.

                                  ARTICLE XI

                              General Provisions
                              ------------------

          SECTION 11.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of March of each year and end on the last day of February of the next succeeding calendar year.

          SECTION 11.2 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "CORPORATE SEAL" and "DELAWARE" and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                                  ARTICLE XII

                                  Amendments
                                  ----------

          SECTION 12.1 In General. Any provision of these By-laws may be altered, amended or repealed from time to time by the affirmative vote of the holders of capital stock of the Corporation, having a majority of the voting power thereof, present in person or represented by proxy at any annual meeting of Stockholders at which a quorum is present, or at any special meeting of Stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Directors then qualified and acting at any regular or special meeting of the Board of Directors; provided, however, that the Stockholders may provide specifically for limitations on the power of Directors to amend particular By-Laws and, in such event, the Directors' power of amendment shall be so limited; and further provided that no reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.